Company Overview Investor Presentation October 2019 Exhibit 99.1

For Investor Use Important Information The information in this presentation does not contain all of the information that a potential investor should review before investing in Aerie shares. The descriptions of Aerie Pharmaceuticals, Inc. (the “Company” or “Aerie”) in this presentation are qualified in their entirety by reference to reports filed with the SEC. Certain information in this presentation has been obtained from outside sources or is anecdotal in nature. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information. Any discussion of the potential use or expected success of Rhopressa® (netarsudil ophthalmic solution) 0.02% or Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, with respect to foreign approval or additional indications, and our current or any future product candidates, including AR-1105 and AR-13503, is subject to regulatory approval. In addition, any discussion of U.S. Food and Drug Administration (“FDA”) approval of Rhopressa® or Rocklatan® does not guarantee successful commercialization of Rhopressa® or Rocklatan®. For more information on Rhopressa®, including prescribing information, refer to the full Rhopressa® product label at www.rhopressa.com. For more information on Rocklatan®, including prescribing information, refer to the full Rocklatan® product label at www.rocklatan.com. The information in this presentation is current only as of its date and may have changed or may change in the future. We undertake no obligation to update this information in light of new information, future events or otherwise. We are not making any representation or warranty that the information in this presentation is accurate or complete. This presentation shall not constitute an offer to sell, nor a solicitation of an offer to buy, any of Aerie’s securities. Certain statements in this presentation, including any guidance or timelines presented herein, are “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “will,” “should,” “would,” “could,” “believe,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “targets,” “projects,” “potential” or similar expressions are intended to identify these forward-looking statements. These statements are based on the Company’s current plans and expectations. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. In particular, these statements include any discussion of potential commercial sales, placement or utilization of Rocklatan or Rhopressa in the United States or any other market. Likewise, FDA approval of Rhopressa® and Rocklatan® does not constitute approval of any future product candidates. Any top line data presented herein is preliminary and based solely on information available to us as of the date of this presentation and additional information about the results may be disclosed at any time. FDA approval of Rhopressa® and Rocklatan® also does not constitute regulatory approval of Rhopressa® or Rocklatan® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® or Rocklatan® in jurisdictions outside the United States. In addition, the development work being undertaken for our pipeline and the preclinical research discussed in this presentation including, without limitation, the development efforts stemming from Aerie’s collaboration with DSM for the treatment of age-related macular degeneration or other ophthalmic uses, is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this presentation. Any statements regarding Aerie’s future liquidity, cash balances or financing transactions also constitute forward-looking statements. These risks and uncertainties are described more fully in the quarterly and annual reports that we file with the SEC, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such forward-looking statements only speak as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Aerie Overview Rhopressa® and Rocklatan® have not been approved by any regulatory authority other than the FDA. Additional potential Rhopressa® indications are being considered for further study and are not labeled indications. AR-13503 and AR-1105 are development stage product candidates and are not approved by any regulatory agency. Aerie IOP–Reducing Products (IP 2030+) Pipeline Activities Rhopressa® – normal tension glaucoma, pseudoexfoliative glaucoma... Retina Program – AR-13503 (First-in-human clinical study commenced Q3 2019) and AR-1105 (Phase 2 clinical study commenced Q1 2019) implants Sustained-Release Implant Manufacturing Platform Beyond Ophthalmology – potential for Aerie-owned molecules Rhopressa® (netarsudil ophthalmic solution) 0.02% Successful U.S. Launch in 2018 Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005% Launched in the U.S. May 1, 2019 Second drug product contract manufacturer approved for Rhopressa®; Aerie Ireland plant expected to be online early 2020 Globalization Plan Under Way – Europe and Japan For Investor Use

Glaucoma Market Perspective

2018 U.S. Glaucoma Market

- ~$3B Market, 35M TRx, **52M bottles**
- Half of volume first-line (PGAs)
- Half of volume 2-3X/Day Adjuncts



CAI 7%
Lumigan 6%
Travatan 5%
AA 10%
Latanoprost 41%
Fixed Combo 13%
BB 14%
Other

Graph Source: IQVIA 2018
CAI: Carbonic Anhydrase Inhibitor
AA: Alpha Agonist
BB: Beta Blocker

Estimated Glaucoma Market TRx Mix



Medicaid & Cash 7%
Other Government 8%
Medicare Part D 51%
Commercial 34%
Medicare Part D
Commercial
Other Government
Medicaid & Cash

Source: IMS/NPA Data R12M May'18-Apr'19 and Aerie company estimates.

For Investor Use 4

For Investor Use Rhopressa® and Rocklatan® Positioning HCPs positioning as concomitant therapy HCPs positioning as therapy for patients requiring maximal IOP lowering with one drop per day Rhopressa® Positioning Rocklatan® Positioning QD PM dose Lack of serious and systemic AEs QD PM dose Lack of serious and systemic AEs Refer to the full product labels at www.rhopressa.com and www.rocklatan.com

For Investor Use Rocklatan® Phase 3 Month 12 Responder Analysis: Goal is to Achieve Lowest IOP Possible At Month 12: % of Patients with IOP Reduced to 18 mmHg or Lower *p<0.05, **p<0.01, ***p<0.0001 ++Data on File Based on Mercury 1 Interim Analysis 2 Rocklatan® has not been approved by any regulatory authority other than the FDA. * ** ***

For Investor Use U.S. Glaucoma Franchise Launch Update Rhopressa® and Rocklatan® have not been approved by any regulatory authority other than the FDA. Actual Weekly Sales-Out to Pharmacies Data as of 9/27/19 IQVIA Weekly Data as of 9/20/19 4/13/2018 4/13/2018 12/31/2018 12/31/2018 9/27/2019 9/20/2019 15,177 11,796 11,907 9,634 9,097 7,340

Gaining Market Access

- **Rhopressa® Access as of October 2019:**
  - Commercial ~ 90% of covered lives
  - Medicare Part D ~ 75% of covered lives

- **Rocklatan® Access as of October 2019:**
  - Commercial ~ 80% of covered lives
  - Medicare Part D ~ 34% of covered lives

Access percentages reflect signed contracts, not necessarily implemented underlying formulary coverage.

For Investor Use 8

For Investor Use Commercialization Considerations Aerie is in the unique position of gaining coverage for Rocklatan® while continuing to grow Rhopressa® Underlying formulary coverage is sometimes delayed Physicians are navigating through the treatment paradigm to optimize patient care while considering patient costs We believe that Rocklatan® samples are being used with positive results, but without coverage physicians may add Rhopressa® on top of a PGA as an affordable interim solution Busy practices may not have patients return for 60 days We believe that dosing, simplicity and efficacy of Rocklatan® is widely recognized and there appears to be a willingness for physicians to use it as a first-line agent Patient access and affordability are key to continued market share gains

For Investor Use Active Engagement at Key Conferences March 2019: American Glaucoma Society (AGS) April/May 2019: Association of Research in Vision and Ophthalmology (ARVO) May 2019: American Society of Cataract and Refractive Surgeons (ASCRS) July 2019: American Society for Retina Specialists (ASRS) September 2019: European Society of Cataract and Refractive Surgeons (ESCRS) September 2019: Japan Glaucoma Society (JGS) October 2019: American Academy of Ophthalmology (AAO)

For Investor Use Expanding Aerie Franchise: Europe MAA accepted for Rhokiinsa® (Rhopressa®) in October 2018, received positive CHMP opinion for Rhokiinsa® in September 2019, regulatory decision expected by end of 2019 Mercury 3: 6-month safety and 90-day efficacy registration trial comparing Rocklatan® (known as Roclanda® in Europe) for non-inferiority to a fixed-dose combo in Europe (Ganfort®) If Rhokiinsa® is approved, plan to submit Roclanda® MAA thereafter (early 2020) Prior Approval Supplement submitted to the U.S. Food and Drug Administration to allow production of Rocklatan® in our Athlone, Ireland facility. Ireland Plant expected to begin supporting worldwide commercial supply in early 2020. Mercury 3 top-line readout expected in 1H 2020 Aerie expects to commercialize on its own (if approved) Sources: IMS Analytics Link at ex-manufacturer price level- March 2019. *TRx calculated from IQVIA unit data (1 month = 1 TRx)

For Investor Use Expanding Aerie Franchise: Japan Advancing clinical development on our own, established branch office in Tokyo Phase 1 completed; successful Pilot Phase 2 completed in the U.S. on Japanese and Japanese-Americans; Phase 2 commenced in Japan, enrollment completed July 2019 Phase 2 Study top-line readout expected in late 2019 Phase 3 trials expected to be conducted in Japan Aerie evaluating commercialization alternatives including partnering Sources: IQVIA Analytics Link at ex-manufacturer price level – March 2019. *TRx calculated from IQVIA unit data (1 month = 1 TRx)

Advancing the Pipeline Drug/Target Indication Development Stage Discovery Preclinical Phase 1/2a AR-1105 Implant (Dexamethasone) RVO AR-13503 Implant (ROCK, PKC) wAMD DME/DR Glaucoma Neuro- enhancement AR-xxxxx Implant (ROCK/JAK/IKK) Dry AMD/GA AR-xxxxx (JAK, IKKb) Dry Eye/MGD AR-xxxxx (ROCK, JAK, IKKb) Psoriasis Evaluating Aerie’s 4,000+ Owned Molecules For Investor Use

For Investor Use Retinal Eye Diseases – Aerie’s Next Chapter Bringing Small Molecule Therapy to Back of the Eye Most retinal drugs in use and in pipeline are protein therapeutics Longer half-life allows monthly to bimonthly IVT injections Protein therapeutics address limited number of extracellular targets Small molecules address a wider array of therapeutic targets, but are rapidly cleared from back of the eye The Solution: Pair small molecules with a safe and effective sustained delivery technology to enable IVT injections every 4 - 6 months

For Investor Use 2018 U.S. Retinal Disease Market 2018 Sales: $6.0B 2018 Unit Sales: 7.3MM Sources: Mixture of public information, IQVIA, Market-Scope and estimates – March 2019

For Investor Use Aerie’s Innovation in Retinal Disease Small Molecule Drug Candidates Proprietary Drug Delivery Technology Bio-erodible, sustained-release implant for intravitreal injection DSM PEA Polymer PLGA PRINT® Mfg AMD DME RVO Dry AMD/GA Glaucoma Others Aerie Kinase Library Non-Aerie drug candidates

For Investor Use Retinal Eye Disease: Unmet Needs in AMD and DME Need new treatments to address disease mechanisms beyond VEGF Complex pathology cannot be addressed by a single drug class Anti-VEGFs are used to treat the eye with wet AMD, while the second eye typically has dry AMD and a high risk of converting to wet AMD over time. There are no current treatment approaches to prevent this conversion. Many patients do not achieve and/or maintain sufficient efficacy AMD: Anti-VEGF efficacy often lost after 5–7 years of treatment DME: Anti-VEGF is ineffective for ~1/3 of DME patients Need treatments that are effective with less frequent intravitreal injections

For Investor Use Aerie’s Lead Retina Product Candidates AR-1105 (Dexamethasone) Implant Indications under development: retinal vein occlusion (RVO) Target product profile vs. Ozurdex® Designed for longer duration of efficacy (6 mo vs 3 mo) Designed for improved administration due to smaller needle Potential for fewer adverse effects due to lower peak drug levels AR-13503 (ROCK/PKC) Implant Initial indications under development: neovascular AMD and DME Novel MOA: anti-angiogenesis PLUS anti-fibrosis, anti-inflammation Designed to be effective as monotherapy or adjunctive therapy to anti-VEGF Targeting injection once every 6 months For more information on Ozurdex® please see the product webpage https://www.ozurdex.com AR-1105 and AR-13503 are development stage product candidates and are not approved by any regulatory agency

For Investor Use AR-13503 Synergistic to Eylea® in Mouse Model of Proliferative Diabetic Retinopathy Oxygen-induced retinopathy (OIR) mouse model - PDR -40% * Administration: Intraperitoneal QD * : p<0.01 *** : p<0.0001 -60% % of Total Area Neovascular Area (+SEM) Data on File Sub-optimal dose levels selected in the study to provide less than maximal efficacy For more information on Eylea® please see the product webpage https://www.eylea.us/ AR-13503 is a development stage product candidate and is not approved by any regulatory agency ***

For Investor Use Summary Key Priorities Rhopressa®: Continued successful launch execution Rocklatan®: Successful launch execution Globalization Strategy Europe/Japan clinical path and commercialization strategy Ireland Manufacturing Facility Research Initiatives Rhopressa® being evaluated for normal tension glaucoma, pseudoexfoliative glaucoma Retina Program: - AR-1105 Phase 2 clinical study commenced in Q1 2019; AR-13503 first-in-human clinical study commenced in Q3 2019 Broad sustained release ophthalmic implant and manufacturing platform Evaluating Aerie’s ROCK inhibitors beyond ophthalmology Well-Financed $109M cash/investments at 6/30/19; $316M convertible debt raise in early September 2019